EXHIBIT 10.2

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2008

PEOPLES BANCORP INC.
AMENDED AND RESTATED
INCENTIVE AWARD PLAN

THIS PLAN was originally adopted on September 13, 2001 (the “Effective Date”), by the Company, by and for itself and all of its Affiliates, then or thereafter in operation.  The Plan was first amended on January 9, 2003 to update the Mandatory Deferral Feature in Article 4.  The Plan was next amended on April 8, 2004 to change the definition of Normal Retirement Age and update Article 2 and Schedule A.  The Plan was most recently amended on April 14, 2005 to add Section 2.4.1 allowing Participants a one-time election to cancel a Voluntary Deferral Election or terminate participation.  This Plan is hereby amended and restated effective December 11, 2008 for the purpose of complying with Section 409A of the Code.

INTRODUCTION

To encourage the eligible Employees to remain with the Company and its Affiliates, the Company is willing to provide to the eligible Employees an incentive award opportunity.  The incentive award will provide a payment based upon attainment of specified goals and objectives.  The objective is to align the interests of the eligible Employees with the interests of the Company and its Affiliates in obtaining superior financial results.

PLAN

The Company agrees as follows:

Article 1

Definitions

1.1      Definitions.  Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1.1. “Affiliate” means any entity that, along with the Company, would be considered a single employer within the meaning of Sections 414(b) and 414(c) of the Code.

1.1.2. “Award Objectives”  the objectives established pursuant to Section 2.1 and used to determine the amount of any Incentive Award.

1.1.3. “Base Salary” means the actual base salary that an Employee is paid by the Company or an Affiliate during any Plan Year.

1.1.4. “Board of Directors” means the Board of Directors of the Company.

1.1.5. “Change of Control” means the acquisition of stock of the Company by any one person or group (as defined in Treasury Regulation § 1.409A-3(i)(5)) that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company.

1.1.6. “Code” means the Internal Revenue Code of 1986, as amended.

1.1.7. “Company” means Peoples Bancorp Inc. and any successor.  Any reference in this Plan to Company shall refer only to Peoples Bancorp Inc. unless the context clearly requires otherwise.

1.1.8. “Deferral Account” shall mean the account created pursuant to Article 3 to hold deferrals of Incentive Awards.  The term Deferral Account includes both a Mandatory Deferral Account and any Voluntary Deferral Account.

1.1.9. “Deferral Notice” shall mean the form submitted by an Employee to the Company as described in Article 2.

1.1.10. “Disability” means the Employee is: (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employee’s employer; or (c) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

1.1.11.  “Employee” means any employee who is employed by the Company or an Affiliate from at least July 1 through December 31 of any Plan Year.  An employee hired in May and employed through the end of the Plan Year would be eligible.  However, an employee hired in September and employed through the end of the Plan Year will not be eligible.  In order to receive the payment of an Incentive Award (other than an Incentive Award that is deferred under this Plan), an Employee must be employed by the Company or an Affiliate on the date of payment.

1.1.12. “Financial Hardship” means a severe financial hardship to the Employee within the meaning of Treasury Regulation §1.409A-3(i)(3) resulting from: (a) an illness or accident of the Employee or the Employee’s spouse, beneficiary, or dependent (as defined in Section 152 of the Code, without reference to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (b) loss of the Employee’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

1.1.13.  “Full Vesting Period” means the period ending on the third anniversary of a Mandatory Deferral, as described in Section 2.3.  Each Mandatory Deferral has its own Full Vesting Period under this Section 1.1.12.  For example, the 2007 Mandatory Deferral will be deferred on December 31, 2007 and will not become vested until December 31, 2010.

1.1.14.  “Incentive Award” means an award made pursuant to this Plan, as set forth in Section 2.1.

1.1.15. “Incentive Tier” means the tier in which the Compensation Committee of the Board of Directors places an Employee for purposes of this Plan, as described in     Schedule A.

1.1.16.  “Mandatory Deferral” means the mandatory deferral of an Incentive Award pursuant to Section 2.3.

1.1.17. “Mandatory Deferral Account” means the account created to hold Mandatory Deferrals pursuant to Article 3.

1.1.18. “Mandatory Deferral Account Balance” means, for any Mandatory Deferral Year, the sum of an Employee’s Mandatory Deferral plus interest, accrued as described in Article 3.

1.1.19. “Mandatory Deferral Year” means the Plan Year in which a Mandatory Deferral described in Section 2.3 is made.  For example, the Mandatory Deferral made for the 2007 Plan Year will be referred to as the 2007 Mandatory Deferral Year.

1.1.20.  “Normal Retirement” shall mean the Employee’s Termination of Employment following the attainment of “Normal Retirement Age” or “Early Retirement Age” (each as defined in the Peoples Bancorp Inc. Retirement Plan and Trust).

1.1.21.  “Plan” means the Peoples Bancorp Inc. Amended and Restated Incentive Award Plan, as it may be amended from time to time.

1.1.22. “Plan Year” means the calendar year.

1.1.23. “Termination of Employment” means a “separation from service”, within the meaning of Section 409A of the Code, by the Employee from the Company and its Affiliates.

1.1.24. “Voluntary Deferral” means the voluntary deferral of an Incentive Award pursuant to Section 2.4.

1.1.25. “Voluntary Deferral Account” means the account created to hold Voluntary Deferrals pursuant to Article 3.

1.1.26. “Voluntary Deferral Account Balance” means the sum of an Employee’s Voluntary Deferrals plus interest, accrued as described in Article 3.

1.1.27.  “Years of Service” means the total number of twelve-month periods during which the Employee is employed on a full-time basis by the Company or an Affiliate, inclusive of any approved leave of absence.

Article 2

Incentive

2.1           Incentive Award.  For each Incentive Tier, there will be a percentage of Base Salary that can be earned during a particular Plan Year as an Incentive Award, assuming the Award Objectives are accomplished.  The specific Incentive Awards are subject to change by action of the Board of Directors, or any appropriate management personnel.

2.2           Award Objectives.  The Incentive Award for each Incentive Tier is based upon three objectives: company, departmental and individual.   Each of the three objectives will be based upon a number of goals, and will consist of minimum, target and maximum levels.  The specific goals are determined annually, are separate from this document, and are subject to change by action of the Board of Directors, or any appropriate management personnel.

2.2.1    Minimum Award Objective.   For any level of payout of the IncentiveAward, per Section 2.1, the Company may set a minimum level of performance for the corporate Award Objectives that need to be achieved prior to payment of the Incentive Award.

2.2.1    Payment of Incentive Award.   As of December 31 of each Plan Year, the Company shall determine the Incentive Award for such Plan Year, the payment of which shall be made by in the following Plan Year and by no later than March 15 of such Plan Year, except as otherwise provided in Sections 2.3 or 2.4, below.

2.3           Mandatory Deferral.  As of December 31 of each Plan Year, the Company shall determine the Incentive Award and each Employee in Incentive Tier 1, Incentive Tier 2, or Incentive Tier 2.5 shall defer twenty-five (25) percent of such amount into his or her Mandatory Deferral Account as of the same date.

2.4           Voluntary Deferral.  As of December 31 of each Plan Year, the Company shall determine the Incentive Award and each Employee in Incentive Tier 1, Incentive Tier 2, or Incentive Tier 2.5 may elect to defer all or a portion of the Incentive Award (that was not deferred as a Mandatory Deferral) as a Voluntary Deferral to his or her Voluntary Deferral Account for such Plan Year and select a method for payment of such Voluntary Deferral as described in Section 5.1.  If no form for payment is selected, payment shall be made in a lump-sum.  An Employee must elect to defer payment of an Incentive Award for any Plan Year as a Voluntary Deferral by returning a Deferral Notice to the Company by no later than December 31 of the preceding Plan Year.  Notwithstanding the foregoing, at the discretion of the Company, an Employee may elect to defer payment of an Incentive Award for such Plan Year as a Voluntary Deferral by returning a Deferral Notice to the Company no later than thirty (30) days after the date he or she first becomes eligible to participate in this Plan.  For this purpose, an Employee first eligible to participate in this Plan if he or she is not eligible to participate in any other nonqualified deferred compensation plan that, along with this Plan, would be treated as a single plan under Section 409A of the Code.

Article 3

Deferral Account

3.1           Establishing and Crediting.  The Company shall establish a Mandatory Deferral Account and Voluntary Deferral Account for each Employee in Incentive Tier 1, Incentive Tier 2, and Incentive Tier 2.5 and shall credit to such Deferral Account the following amounts:

3.1.1. Deferrals.  The Mandatory and Voluntary Deferrals as determined under Article 2.

3.1.2. Pre-Retirement Interest.  As of December 31 of each Plan Year and until a payment of benefits is made pursuant to Article 4, interest shall accrue on the balance of each Employee’s Deferral Account from the end of the prior Plan Year, if any, at an annual rate equal to 50% of the Company’s return on equity (“ROE”) for such Plan Year, with a minimum of 0% and a maximum of 15%.

3.1.3. Retirement Interest.  Notwithstanding Section 3.1.2, Voluntary Deferrals that an Employee has elected to be distributed in installments shall continue to accrue interest at an annual fixed rate of 5% until all installments have been paid in accordance with this Plan.

3.2           Statement of Accounts.  The Company shall provide each Employee, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the balance of his or her Deferral Account.

3.3           Accounting Device Only.  The Deferral Account is solely a device for measuring amounts to be paid under this Plan.  The Deferral Account is not a trust fund of any kind.  The Employees are general unsecured creditors of the Company and its Affiliates for the payment of benefits.  The benefits represent the mere Company promise to pay such benefits.  An Employee’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Employee’s creditors.

Article 4

Mandatory Deferral Benefits

4.1           Normal Benefit.  Within sixty (60) days following the end of the Full Vesting Period of each Mandatory Deferral Year, the Company shall distribute the Mandatory Deferral Account Balance for such Mandatory Deferral Year to the Employee in a lump sum, unless the Employee has elected to defer payment of his or her Mandatory Deferral Account Balance in accordance with the requirements of Section 2.4.  Any Mandatory Deferral that is deferred pursuant to this Section 4.1.1 shall be treated as a Voluntary Deferral and shall be payable as described in Article 5.

4.2           Early Termination Benefit.   Within sixty (60) days following an Employee’s Termination of Employment prior to the Full Vesting Period (other than for Normal Retirement, Death, Disability or Change of Control), in lieu of any other benefit under this Plan, the Company shall distribute the Mandatory Deferral Account Balance for each Mandatory Deferral Year at the Employee’s Termination of Employment multiplied by the applicable percentage from the following table based on the Employee’s Years of Service since each Mandatory Deferral in a lump sum:

Years Since Deferral                                                                Applicable Percentage

Less than 3                                                                0%

3 or more                                                                100%

4.3           Death/Disability Benefit.   Within sixty (60) days following an Employee’s death or Disability, the Company shall distribute the Mandatory Deferral Account Balance for each Mandatory Deferral Year at the Employee’s Termination of Employment in a lump-sum as though the Full Vesting Period for each Mandatory Deferral Year had been satisfied, in lieu of any other benefit under this Plan.

4.4           Change of Control Benefit.   Within sixty (60) days following an Employee’s Termination following a Change of Control, the Company shall distribute the Mandatory Deferral Account Balance for each Mandatory Deferral Year at the Employee’s Termination of Employment in a lump-sum as though the Full Vesting Period for each Mandatory Deferral Year had been satisfied, in lieu of any other benefit under this Plan.

4.5           Normal Retirement.  Within sixty (60) days following an Employee’s Normal Retirement, the Company shall distribute the Mandatory Deferral Account Balance for each Mandatory Deferral Year at the Employee’s Normal Retirement in a lump-sum as though the Full Vesting Period for each Mandatory Deferral Year had been satisfied, in lieu of any other  benefit under this Plan.

4.6           Financial Hardship.  An Employee may request a distribution from all or part of his or her Mandatory Deferral Account upon the occurrence of a Financial Hardship.  The amount of this distribution, however, may not be greater than the amount reasonably necessary to satisfy the Financial Hardship or, if less, the value of the Employee’s Mandatory Deferral Account as of the distribution date.  As a condition of receiving a distribution under this Section 4.3, the Employee must file a written application with the Company specifying the nature of the Financial Hardship and the amount needed to address that circumstance and supplying any other information the Company, in its discretion, may need to ensure that the conditions specified in this Section 4.3 are satisfied.  Notwithstanding the foregoing, a distribution on account of a Financial Hardship may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Employee’s assets, to the extent the liquidation of such assets would not cause a severe financial hardship, or by cessation of deferrals under the Plan.

Article 5
Voluntary Deferral Benefits

5.1           Normal Benefit.  Within sixty (60) days after an Employee attains Normal Retirement, the Company shall pay the Employee’s Voluntary Deferral Account Balance to the Employee in the form selected by the Employee pursuant to Section 2.4, in lieu of any other benefit under this Plan.

5.2           Early Termination Benefit.   Within sixty (60) days following an Employee’s Termination of Employment prior to Normal Retirement for reasons other than Death, Disability or Change of Control, the Company shall pay the Employee’s Voluntary Deferral Account Balance to the Employee in the form selected by the Employee pursuant to Section 2.4,  in lieu of any other benefit under this Plan.  Notwithstanding the foregoing, if, on the date of the Employee’s Termination of Employment the Employee had no attained at least age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates, and has a Voluntary Deferral Account Balance of less than $25,000, such Employee’s Voluntary Deferral Account Balance shall be distributed in a single lump sum.

5.3           Death/Disability Benefit.  Within sixty (60) days following an Employee’s death or Disability, the Company shall pay the Employee’s Voluntary Deferral Account Balance to the Employee or his or her beneficiary in a lump sum, in lieu of any other benefit under this Plan.

5.4           Change of Control Benefit.  Within sixty (60) days following an Employee’s Termination of Employment within twenty-four (24) months following the occurrence of a Change of Control, the Company shall pay the Employee’s Voluntary Deferral Account Balance to the Employee in a lump sum, in lieu of any other benefit under this Plan.

5.5           Hardship Benefit.  An Employee may request a distribution from all or part of his or her Voluntary Deferral Account Balance upon the occurrence of a Financial Hardship.  The amount of this distribution, however, may not be greater than the amount reasonably necessary to satisfy the emergency need or, if less, the value of the Employee’s Voluntary Deferral Account Balance as of the distribution date.  As a condition of receiving a distribution under this Section 5.3.2, the Employee must file a written application with the Company specifying the nature of the Financial Hardship and the amount needed to address that circumstance and supplying any other information the Company, in its discretion, may need to ensure that the conditions specified in this Section 5.3.2 are satisfied.  Notwithstanding the foregoing, a distribution on account of a Financial Hardship may not be made to the extent that such Financial Hardship is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Employee’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.

5.6           Delay in Payment for Specified Employees.

If on the date of his or her Termination of Employment, an Employee is a “specified employee” within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees, any payment of an Employee’s Deferral Account that is required to be delayed pursuant to Section 409A(a)(2)(B) shall not be made until the first day of the seventh month following the date of the Employee’s Termination of Employment (or, if earlier, date of death).   The first payment made after such delay shall include the cumulative amount of any amounts that could not be paid during such period.

Article 6

Beneficiaries

6.1           Beneficiary Designations.  The Employee shall designate a beneficiary by filing a written designation with the Company.  The Employee may revoke or modify the designation at any time by filing a new designation.  However, designations will only be effective if signed by the Employee and accepted by the Company during the Employee’s lifetime.  The Employee’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Employee, or if the Employee names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Employee dies without a valid beneficiary designation, all payments shall be made to the Employee’s estate.

6.2           Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.   Such distribution shall completely discharge the Company from all liability with respect to such benefit.

Article 7

General Limitations

7.1           Excess Parachute Payment.  Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this Plan to the extent the benefit would create an excise tax under the excess parachute rules of Sections 280G and 4999 of the Code.  This provision shall not apply to the extent that the Participant has another agreement with the Company that provides for different treatment of payments under this Plan (or any other plan or arrangement) that are subject to the rules of Sections 280G and 4999 of the Code.

7.2           Termination for Cause.

7.2.1  “Cause” means:

(a) Gross negligence or gross neglect of duties;

(b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Employee’s employment with the Company or its Affiliates; or

(c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Employee’s employment.

7.2.2     Mandatory Deferral Benefit.  Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any Mandatory Deferral benefit under this Plan if the Company terminates the Employee’s employment for Cause.

7.2.3      Voluntary Deferral Benefit.  Notwithstanding any provision of this Plan to the contrary, the Company shall pay the value of the Voluntary Deferral Account for all Voluntary Deferral amounts credited with interest through the most recent Plan Year if the Company terminates the Employee’s employment for Cause.

Article 8

Claims Procedures

8.1           Claims Procedure

8.1.1. Filing Claims.  Any Employee or beneficiary (a “claimant”) who believes that he or she is entitled to an unpaid Plan benefit may file a claim with the Company.

8.1.2. Notification to Claimant.  If the claim is wholly or partially denied, the Company will, within a reasonable period of time, and within ninety (90) days of the receipt of such claim, or if the claim is a claim on account of Disability, within forty-five (45) days of the receipt of such claim, provide the claimant with written notice of the denial setting forth in a manner calculated to be understood by the claimant:

(a) The specific reason or reasons for which the claim was denied;

(b) Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Company relied to deny the claim;

(c) A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary;

(d) An explanation of the Plan’s claims review procedure and the time limits applicable to such procedure  and a statement of the claimant’s right to bring a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) §502(a) following an adverse determination upon review; and

(e) In the case of an adverse determination of a claim on account of Disability, the information to the claimant shall include, to the extent necessary, the information set forth in Department of Labor Regulation §2560.503-1(g)(1)(v).

If special circumstances require the extension of the forty-five (45) day or ninety (90) day period described above, the claimant will be notified before the end of the initial period of the circumstances requiring the extension and the date by which the Company expects to reach a decision.  Any extension for deciding a claim will not be for more than one additional ninety (90) day period, or if the claim is on account of Disability, for not more than two additional thirty (30) day periods.

8.1.3. Review Procedure.  If a claim has been wholly or partially denied, the affected claimant, or his or her authorized representative may:

(a) Request that the Company reconsider its initial denial by filing a written appeal within sixty (60) days after receiving written notice that all or part of the initial claim was denied (one-hundred and eighty (180) days in the case of a denial of a claim on account of Disability);

(b) Review pertinent documents and other material upon which the Company relied when denying the initial claim; and

(c) Submit a written description of the reasons for which the claimant disagrees with the Company’s initial adverse decision.

An appeal of an initial denial of benefits and all supporting material must be made in writing within the time periods described above and directed to the Company.  The Company is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Company’s decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Company relied to deny the appeal.  The Company will consider all information submitted by the claimant, regardless of whether the information was part of the original claim.  The decision will also include a statement of the claimant’s right to bring an action under ERISA §502(a).

The Company’s decision on review will be made not later than sixty (60) days (forty-five (45) days in the case of a claim on account of Disability) after the Company’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than one-hundred and twenty (120) days (ninety (90) days in the case of a claim on account of Disability) after receipt of the request for review.  This notice to the claimant will indicate the special circumstances requiring the extension and the date by which the review official expects to render a decision and will be provided to the claimant prior to the expiration of the initial forty-five (45) day or sixty (60) day period.

In the case of a claim on account of Disability: (A) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and (B) no deference shall be given to the initial benefit determination.  For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who may not be the health care professional who decided the initial claim.

To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, will be final and binding on all parties.  No legal action for benefits under the Plan will be brought unless and until the claimant has exhausted his or her remedies under this section.

Article 9

Amendments and Termination

The Company may amend or terminate this Plan at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Plan would (i) cause benefits to be taxable to the Employee prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).  In no event shall this Plan be terminated under this section without payment to the Employees of the Deferral Account balance attributable to the Employees’ Mandatory Deferrals and Voluntary Deferrals and interest credited on such amounts in accordance with Article 3; provided, however, that a liquidation of Employees’ Deferral Account in connection with such termination shall be made only under the circumstances, and in accordance with the requirements, described in Section 409A of the Code.

Article 10
Miscellaneous

10.1 Binding Effect.  This Plan shall bind each Employee, the Company and its Affiliates, and their beneficiaries, survivors, executors, successors, administrators and transferees, as applicable.

10.2 No Guarantee of Employment.  This Plan is not an employment policy or contract.  It does not give an Employee the right to remain an employee of the Company or any Affiliate, nor does it interfere with the Company’s or an Affiliate’s right to discharge any Employee.  It also does not require any Employee to remain an employee nor interfere with any Employee’s right to terminate employment at any time.

10.3 Non-Transferability.  Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner, except as provided in Article 6.

10.4 Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Plan.  Upon the occurrence of such event, the term “Company” as used in this Plan shall be deemed to refer to the successor or survivor company.

10.5 Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

10.6 Applicable Law.  The Plan and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

10.7 Unfunded Arrangement.  Each Employee and beneficiary is a general unsecured creditor of the Company for the payment of benefits under this Plan.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on any Employee’s life is a general asset of the Company to which such Employee and beneficiary have no preferred or secured claim.

10.8 Entire Plan.  This Plan constitutes the entire agreement between the Company and each Employee as to the subject matter hereof.  No rights are granted to any Employee by virtue of this Plan other than those specifically set forth herein.

10.9 Administration.  This Plan shall be administered by the Compensation Committee of the Board or its delegatee (the “Administrator”), which shall act on behalf of the Company to administer this Plan.  The Administrator shall have powers which are necessary to administer this Plan, including but not limited to:

(a) Interpreting the provisions of the Plan;

(b) Establishing and revising the method of accounting for the Plan;

(c) Maintaining a record of benefit payments; and

(d) Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

10.11 Section 409A.   This Plan is intended to comply with the requirements imposed by Section 409A of the Code and the regulations promulgated thereunder, and, to the maximum extent permitted by law, this Plan shall be administered, operated and interpreted consistent with this intent.  Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to an Employee.  None of the Company, any Affiliate, the Board of Directors, the Administrator or any other person shall have any liability if the Plan fails to comply with the requirements of Section 409A at any time.

BENEFICIARY DESIGNATION

PEOPLES BANCORP INC.
AMENDED AND RESTATED
INCENTIVE AWARD PLAN

[NAME OF EMPLOYEE]

I designate the following as beneficiary of any death benefits under this Amended and Restated Incentive Award Plan:

Primary:

Contingent:

Note:	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature

Date

Accepted by the Company this             day of                          , 200  .

By

Title

1

VOLUNTARY DEFERRAL ELECTION – AMOUNT

PEOPLES BANCORP INC.
AMENDED AND RESTATED
INCENTIVE AWARD PLAN

[NAME OF EMPLOYEE]

I designate that the following percentage of my Incentive Award (as hereinafter defined) be voluntarily deferred under the Peoples Bancorp Inc. Amended and Restated Incentive Award Plan (“Plan”):

Please fill in a percentage amount (no more than 75%):

I understand that I may change this election by filing a new written Voluntary Deferral election with the Company by December 31 of each year.  I understand that my election will apply to the Incentive Award earned in the following year.  I further understand that if I choose to stop deferring, all previous monies will remain deferred into the Plan until paid out as described in the Plan.

Signature

Date

Accepted by the Company this             day of                          , 200  .

By

Title

1

VOLUNTARY DEFERRAL ELECTION – PAYMENT OPTION

PEOPLES BANCORP INC.
AMENDED AND RESTATED
INCENTIVE AWARD PLAN

[NAME OF EMPLOYEE]

I elect to have the Voluntary Deferral Account Balance paid out in the following form:

Please circle one:

Lump sum within 60 days following Normal Retirement

OR

Equal monthly installments for [circle one:  60 months, 120 months or 180 months] beginning within 60 days following Normal Retirement Age

I understand that this election is irrevocable.

Signature

Date

Accepted by the Company this             day of                          , 200  .

By

Title

1